SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549






                                 FORM 8-K

                              CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF
                   THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):  October 15, 1998


             THE SOUTHERN NEW ENGLAND TELEPHONE COMPANY
         (Exact name of registrant as specified in its charter)


   Connecticut                1-6654                   06-0542646
(State or other             (Commission             (I.R.S. Employer
jurisdiction of              File Number)            Identification No.)
incorporation)


227 Church Street, New Haven, Connecticut              06510
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code:  (203)  771-5200


                             Not Applicable
        (Former name or former address, if changed since last report)












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Item 5. Other events.

    Southern New England Telecommunications Corporation ("SNET"), parent of the registrant, announced today that third quarter net income for 1998 was $54.5 million, compared with $49.1 million in the third quarter of 1997. Diluted earnings per share were $.79 for the quarter versus $.74 during the same period last year.

   Affecting third quarter 1998 was the approximately $8 million negative impact of a 26-day strike partially offset by approximately $6 million from the change in accounting for Publishing previously announced in first quarter, 1998.

   Consolidated revenues and sales for the quarter were $540.3 million, up 6.0%.

  Consolidated operating expenses for the third quarter increased to $325.7 million, up 8.1%.

    The news release providing the announcement is filed as an exhibit hereto and is incorporated herein by reference.


Item 7. Financial Statements, Pro forma Financial
         Information and Exhibits.

    Exhibit 20. News release issued October 15, 1998.




















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                                SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          THE SOUTHERN NEW ENGLAND
                                          TELEPHONE COMPANY



Dated: October 15, 1998                 By:     /s/Madelyn M. DeMatteo
                                                   Madelyn M. Dematteo
                                                      Secretary






































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                THE SOUTHERN NEW ENGLAND TELEPHONE COMPANY

                                 FORM 8-K

                              EXHIBIT INDEX




    Exhibit
     Number

      20    News release issued October 15, 1998.